Exhibit 10.1

FOURTH AMENDMENT

TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Fourth Amendment (“Amendment”) to the Membership Interest Purchase Agreement dated as of February 29, 2008 (as amended, supplemented or otherwise modified from time to time, the “MIPA”) among JBS S.A., National Beef Packing Company, LLC, U.S. Premium Beef, LLC, French Basin Land and Cattle Co., LLC, TKK Investments, LLC, S-B Enterprises V, LLC, TMKCO, LLC, John R. Miller, Timothy M. Klein and NBPCO Holdings, LLC is effective as of February 19, 2009 (the “Effective Date”).  Unless otherwise defined in this Amendment, terms used in this Amendment shall have the meanings assigned in the MIPA (as amended by this Amendment) and includes JBS S.A. which is defined as “Buyer.”

WITNESSETH:

WHEREAS, Buyer and Sellers agree that the transactions under the MIPA will not be consummated, the Closing will not occur and the MIPA will be terminated under Section 7.1(i), and Buyer will pay the Termination Fee to Sellers as provided in Section 7.3, as amended below.

WHEREAS, concurrently with the execution of this Amendment, Sellers have executed and delivered a termination notice to Buyer terminating the MIPA under Section 7.1(i), with such notice and termination to be effective as of February 23, 2009 (which notice may not be withdrawn, modified or amended without the prior consent of the Buyer) (the “Termination Notice”), which date is 360 days after the date of execution of the MIPA; and

WHREAS, the Parties now wish to amend Section 7.3 of the MIPA regarding the Termination Fee.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment, the Parties agree as follows:

1.    Amendment to Section 7.3.  The Parties agree to amend Section 7.3 of the MIPA, as previously amended, with existing language stricken and new language underlined as provided below:

Termination Fee.  Notwithstanding anything in this Agreement to the contrary, if:

(a)      the Closing does not occur and this Agreement is terminated;

(b)      Buyer fails to provide to Sellers the Financing Representation as provided in Section 7.1(c) by March 31, 2008 or a later date as extended by Sellers in their sole discretion; or

(c)      Buyer provides the Financing Representation to Sellers and then Buyer does not have adequate financing to pay amounts due at the Closing under Section 7.1(d);

SIGNATURE COPY

NBP MEMBERS/BUYER S.A.	FOURTH AMENDMENT TO MIPA

then Buyer shall pay or cause to be paid to Sellers ~~in proportion to their respective holdings of National Interests as set forth on Exhibit B, by 60 days~~ on February 23, 2009, assuming that Buyer has received the Termination Notice (by electronic or physical delivery) prior to such termination ~~after~~ pursuant to the occurrence of ~~an~~ the event in Section 7.3(a), ~~(b), or (c),~~ a cash amount allocated in proportion to each Seller’s respective holdings of National Interests as set forth in the Termination Notice equal to $25,000,000 or a lesser amount agreed to by Sellers in the executed Termination Notice (the “Termination Fee”).  Payment shall be made by Buyer to Sellers by wire transfer of funds in United States dollars to the Sellers’ accounts stated in the Termination Notice.  If the Termination Fee is not paid as prescribed above, then Buyer shall be required to pay the Termination Fee plus all costs of National and Sellers incurred in the United States related to the negotiation and implementation of the transactions under this Agreement included in a written notice from Sellers to Buyer including costs of legal counsel, consultants, advisors, data room, due diligence, and printing plus any costs to collect the Termination Fee from Buyer within five business days after the receipt of written notice of the costs from Sellers (such costs, but for the avoidance of doubt, not including the Termination Fee, the "Reimbursable Costs")~~(the “Termination Fee”)~~, provided, however, that the Termination Fee shall not be paid by Buyer in the event that:

(i)     this Agreement is terminated pursuant to Section 7.1(a) (Mutual Termination) or Section 7.1(e) (Buyer’s Termination);

(ii)    the Members of USPB fail to approve this Agreement and the contemplated transactions under this Agreement by 30 days after execution of the Agreement;

(iii)   the shareholders of JBS fail to approve this Agreement and the contemplated transactions under this Agreement by 30 days after execution of this Agreement;

(iv)   the FTC or DOJ, in response to the notifications required under Section 5.10(a), unconditionally disapprove the transactions contemplated in the Transaction Documents such that no possible appeal or remedy, including any sale, divestiture of disposition of assets or businesses, remains available to Buyer to effect the resolution of objections or concerns by the FTC or DOJ;

(v)    Sellers terminate this Agreement after acceptance of a Superior Proposal; or

(vi)   an Act of God occurs and Buyer terminates this Agreement pursuant to Section 7.1(f).

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NBP MEMBERS/BUYER S.A.	FOURTH AMENDMENT TO MIPA

2.         Effect of Termination.  The Parties agree that after full payment of the Termination Fee and Reimbursable Costs (solely to the extent and in the event such costs are required to be paid by Buyer to Sellers), in each case as provided in and subject to the terms and conditions of Section 7.3 of the MIPA, notwithstanding anything to the contrary contained in the MIPA, including without limitation Section 7.2, the MIPA will become void and of no further force or effect with no liability or obligation of the Parties under the MIPA, except that each Party (the “Receiving Party”) shall return all documentation of the other Party (the “Disclosing Party”) currently in the  Receiving Party’s possession as provided with respect to Buyer under Section 7.4 of the MIPA and the obligations of the Parties under the Confidentiality Agreement as defined in the MIPA shall continue.

3.         Mutual Release.  Notwithstanding anything to the contrary contained in the MIPA, including without limitation Section 7.2, upon payment by Buyer of the Termination Fee and Reimbursable Costs (solely to the extent and in the event such costs are required to be paid  by Buyer to Sellers), in each case as provided in and subject to the terms and conditions of Section 7.3 of the MIPA, Buyer, on the one hand, and the Sellers and National on the other, for and on its behalf, and on behalf of their respective principals, partners, shareholders, members, officers, directors, agents, attorneys, employees, insurers, successors, representatives and assigns, shall fully and forever release and discharge the other and its principals, partners, shareholders, members, officers, directors, agents, attorneys, employees, insurers, successors, representatives and assigns, from any and all claims, liabilities, demands, damages, rights, actions or causes of action, whether fixed or contingent, liquidated or unliquidated, direct or indirect, known or unknown, whether arising in contract, tort or otherwise, which arise out of the transactions contemplated by the MIPA, including, but not limited to, claims with respect to or arising out of i) any and all negotiations culminating in the execution of the MIPA, ii) the Parties’ efforts to obtain approval of the MIPA by their respective Shareholder Assembly or members, and iii) the Parties’ efforts to obtain regulatory approval of and to complete the transactions contemplated by the MIPA, and all claims that any Party might have against any other Party related to or arising from such matters, whether asserted or not, as of the date of payment of the Termination Fee and Reimbursable Costs are paid in full (solely to the extent and in the event such costs are required to be paid by Buyer to Sellers), in each case, as provided in and subject to the terms and conditions of Section 7.3.  The consideration for this mutual release is a) the mutual agreement of the Buyer, and the Sellers and National, to forgo their respective legal rights with reference to any disputes or differences that have arisen or may arise in connection with the MIPA or the transactions contemplated by the MIPA, b) payment of the Termination Fee pursuant to Section 2 of this Agreement, and c) other good and valuable consideration.

4.         Governing Law; Counterparts.

(a)        This Amendment and the rights and obligations of the Parties shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

(b)        This Amendment may be executed by one or more of the Parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment may be delivered by facsimile transmission or PDF electronic transmission of the relevant signature pages of this Amendment.

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NBP MEMBERS/BUYER S.A.	FOURTH AMENDMENT TO MIPA

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the Effective Date.

SELLERS:	U.S. PREMIUM BEEF, LLC

By: /s/ Steven D. Hunt
Name: Steven D. Hunt
Title: CEO

FRENCH BASIN LAND & CATTLE CO., LLC

By: /s/ John R. Miller
Name:
Title:

TKK INVESTMENTS, LLC

By: /s/ Timothy M. Klein
Name:
Title:

TMKCo, LLC

By: /s/ Timothy M. Klein
Name:
Title:

S-1	SIGNATURE COPY

NBP MEMBERS/BUYER S.A.	FOURTH AMENDMENT TO MIPA

S-B ENTERPRISES V, LLC

By: /s/ Scott H. Smith
Name: Scott H. Smith
Title: Manager

/s/ John R. Miller
JOHN R. MILLER

/s/ Timothy M. Klein
TIMOTHY M. KLEIN

NBPCO HOLDINGS, LLC

By: /s/ Rich Jochum
Name: Rich Jochum
Title: VP, Gen Counsel & Corp. Admin.

BUYER:	JBS S.A.

By: /s/ Wesley Mendonca Batista
Name:
Title:

NATIONAL:	NATIONAL BEEF PACKING COMPANY, LLC

By: /s/ John R. Miller
Name:
Title:

S-2	SIGNATURE COPY